[Coopers & Lybrand letterhead]

Consent of Independent Accountants

We hereby consent to the inclusion in this registration statement on form S-1 (File No. ____) of our report dated
November 22, 1996, with respect to the combined consolidated financial statements and financial statement schedule of Rayovac
Corporation and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts".

Milwaukee, Wisconsin
December 11, 1996